UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D. C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 9, 2005

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Cord Blood America, Inc.

(Exact name of registrant as specified in charter)

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Florida	000-50746	65-1078768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9000 W. Sunset Boulevard, Suite 400, West Hollywood, CA  90069

(Address of principal executive offices)

(310) 432-4090

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01

Changes in Registrant’s Certifying Accountant

On December 9, 2005, we decided to engage a new auditing firm, Rose, Snyder and Jacobs, as our independent accountants to audit our financial statements. Our Board of Directors recommended and approved the change of accountants. Accordingly, Tedder, James, Worden and Associates, P.A., dismissed on December 9, 2005.

During our two most recent fiscal years, and any subsequent interim periods preceding the change in accountants, there were no disagreements with Tedder, James, Worden and Associates, P.A., on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure. The report on the financial statements prepared by Tedder, James, Worden and Associates, P.A., for either of the last two years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principals, except that Tedder, James, Worden and Associates, P.A. expressed in their report substantial doubt about our ability to continue as a going concern. The decision to change accountants was determined by the Board of Directors to be in our best interests at the current time given the geographic challenges the Company faced by being located in Los Angeles, CA while Tedder, James, Worden and Associates, P.A. is located in Orlando, FL.

We provided Tedder, James, Worden and Associates, P.A. with a copy of this Current Report on Form 8-K prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. The letter from Tedder, James, Worden and Associates, P.A. will be filed within 10 days of the filing of this report as an amendment to this Current Report on Form 8-K.

We have engaged the firm of Rose, Snyder and Jacobs, as of December 14, 2005. Rose, Snyder and Jacobs was not consulted on any matter relating to accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORD BLOOD AMERICA, INC.
By:	/s/ SANDRA D. SMITH
Sandra D. Smith, Chief Financial Officer

Date:   December 14, 2005

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